UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 22, 2005

CMKM DIAMONDS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-26919	90-0070390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4760 South Pecos Road, Suite 211 Las Vegas, Nevada	89121
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (702) 966-6328

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant

(a)        On July 22, 2005, the Registrant terminated the engagement of Beckstead and Watts, LLP, as the Registrant's independent accountants.

Beckstead and Watts, LLP did not perform an audit of the Registrant's financial statements nor perform any significant audit related functions from the time they were engaged (July 11, 2005) through the date of the termination of their engagement (July 22, 2005).

This is a change in accountants recommended by the Registrant's Executive Management and approved by the Registrant's Board of Directors.

There were no disagreements between the Registrant and Beckstead and Watts, LLP on any matter of accounting principles or practices, or financial statement disclosure, or audit scope or procedure. However, the Registrant received a draft letter from Beckstead and Watts, LLP outlining items having to do with Beckstead and Watts, LLP's ongoing audit procedures. The Registrant attempted to meet with Beckstead and Watts, LLP to discuss its ongoing audit needs and the items mentioned in the draft letter, but Beckstead and Watts, LLP refused to meet with the Registrant. The Registrant's securities counsel issued a letter to Beckstead and Watts, LLP addressing all items raised by Beckstead and Watts, LLP's draft letter, a copy of which is attached hereto as Exhibit 99.

The Registrant is seeking a new independent accountant.

A copy of this Current Report has been provided to Beckstead and Watts, LLP for their approval and the Registrant has requested a letter from them regarding the contents of this Current Report. However, as of the date of this report, the Registrant has not received a letter from Beckstead and Watts, LLP When, and if, the Registrant receives a letter from Beckstead and Watts, LLP this Current Report will be amended to include the letter as an exhibit.

Item 9.01 Exhibits

(c) Exhibit.

Exhibit Number	Exhibit Title of Description
99	Letter from Stoecklein Law Group to Beckstead and Watts, LLP dated July 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMKM DIAMONDS, INC.

By:/s/ Urban Casavant

      Urban Casavant,

      President and Chief Executive Officer

Date: July 28, 2005